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                                                                    Exhibit l(1)


              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

                                                  February 15, 2005

Van Kampen Senior Loan Fund
1221 Avenue of the Americas
New York, New York 10020

                  Re:   Van Kampen Senior Loan Fund-
                        Registration Statement on Form N-2
                        (SEC File Nos. 333-121061 and 811-5845)

Ladies and Gentlemen:

                  We have acted as special counsel to Van Kampen Senior Loan Fund (the "Fund"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a "Massachusetts business trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with the preparation of Pre-Effective Amendment No. 2 to the Fund's Registration Statement on Form N-2 to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, with the Securities and Exchange Commission (the "Commission") on or about February 15, 2005 (the "Registration Statement"). The Registration Statement relates to the registration under the 1933 Act and 1940 Act of the number of each of Class A Shares of beneficial interest, par value $.01 per share, Class B Shares of beneficial interest, par value $.01 per share, and Class C Shares of beneficial interest, par value $.01 per share of the Fund named therein (collectively, the "Shares").

                  This opinion is being delivered in accordance with the requirements of Item 24.2.(1) of Form N-2 under the 1933 Act and the 1940 Act.

                  In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic certified or photostatic, and the authenticity of the originals of such copies. As to any facts material to the opinion that we did not independently establish

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or verify, we have relied upon statements and representations of the Fund and its officers and other representatives, including the facts and conclusions set forth in the certificate of the Assistant Secretary of the Fund, dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Fund Certificate").

                  In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

          (i) the Fund Certificate;

         (ii) the Agreement and Declaration of Trust of the Fund, as amended to the date hereof (the "Declaration of Trust");

        (iii) the By-Laws of the Fund, as amended to the date hereof; and

         (vi) the resolutions adopted by the Board of Trustees of the Fund relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters.

                  Members of our firm are admitted to the Bar in the Commonwealth of Massachusetts, and we express no opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement shall have become effective and (ii) the issuance and sale of Shares by the Fund have been duly authorized by the Fund and, assuming certificates therefor have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and, subject to the statements set forth below regarding the liability of a shareholder of a Massachusetts business trust, nonassessable.

                  Pursuant to certain decisions of the Supreme Judicial Court of The Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Fund were held to be a partnership, however, the possibility of the holders of Shares incurring personal liability for financial losses of the Fund appears remote because (i) Article V, Section 5.1 of the Fund's



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Declaration of Trust contains an express disclaimer of liability for holders of
Shares for the obligations of the Fund and provides that the Fund shall hold each holder of such shares harmless from, and shall indemnify such holder against, all loss and expense arising solely from being or having been a holder of Shares and (ii) Article V, Section 5.5 of the Fund's Declaration of Trust requires that a recitation of such disclaimer be included in every written obligation, contract, instrument, certificate, common share of beneficial interest, other security of the Fund or undertaking made or issued by the trustees of the Fund.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit (l) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP



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